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                                                             Exhibit10(b)

                 AMENDMENT TO CHANGE OF CONTROL AGREEMENT

     THIS AMENDMENT is dated this 18th day of October, 2001 and is entered into between MARSHALL & ILSLEY CORPORATION (the "Company") and _________________ (the "Executive").

     WHEREAS, the Compensation and Human Resources Committee of the Company (the "Committee") determined at its meeting on October 18, 2001 that the Change of Control Agreement between the Company and the Executive dated __________________ (the "Agreement") should be amended to provide a gross-up payment to the Executive in the event certain payments to the Executive as a result of a Change of Control of the Company are subject to an excise tax; and

     WHEREAS, the Committee, realizing the cost of the gross-up payment to the Company, wishes to limit the circumstances under which such a gross-up payment will be paid to cases in which the required reduction in payments to the Executive in order to avoid the excise tax are greater than $50,000.

     NOW, THEREFORE, the parties hereto hereby agree as follows.

     1. Replacement of Section 8. Section 8 of the Agreement is hereby deleted in its entirety and replaced with the following:

          "8.  Excise Tax Payments.

          (a) If any payment or distribution to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, his employment with the Company (a "Payment" or "Payments"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any interest and penalties, are collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Executive retains, or has paid to the taxing authority on his behalf, an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing, no Gross-Up Payment will be made to the Executive if reducing the amount paid to the Executive under Section 6(a)(i)(B) of this Agreement by $50,000 or less would avoid the application of the Excise Tax.

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          (b)  A determination shall be made as to whether and when a
     Gross-Up Payment is required pursuant to this Section 8 and the amount of such Gross-Up Payment, such determination to be made within fifteen (15) business days of the Termination Date, or such other time as reasonably requested by the Company or by the Executive (provided the Executive reasonably believes that any of the Payments may be subject to the Excise Tax). Such determination shall be made by a national independent accounting firm selected by the Executive (the "Accounting Firm"). All fees, costs and expenses (including, but not limited to, the cost of retaining experts) of the Accounting Firm shall be borne by the Company and the Company shall pay such fees, costs and expenses as they become due. The Accounting Firm shall provide detailed supporting calculations, acceptable to the Executive, both to the Company and the Executive. The Gross-Up Payment, if any, as determined pursuant to this Section 8(b) shall be paid by the Company to the Executive or paid by the Company on behalf of the Executive to the applicable government taxing authorities by means of payroll tax withholding if required by law or if timely requested by the Executive when payment of all or any portion of the Excise Tax is due. If the Accounting Firm determines that no Excise Tax is payable by the Executive with respect to a Payment or Payments, it shall furnish the Executive with an unqualified opinion that no Excise Tax will be imposed with respect to any such Payment or Payments. Any such initial determination by the Accounting Firm of the Gross-Up Payment shall be binding upon the Company and the Executive subject to the application of Section 8(c).

          (c) As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that a Gross-Up Payment (or a portion thereof) will be paid which should not have been paid (an "Overpayment") or a Gross-Up Payment (or a portion thereof) which should have been paid will not have been paid (an "Underpayment"). An Underpayment shall be deemed to have occurred upon notice (formal or informal) to the Executive from any governmental taxing authority that the tax liability of the Executive (whether in respect of the then current taxable year of the Executive or in respect of any prior taxable year of the Executive) may be increased by reason of the imposition of the Excise Tax on a Payment or Payments with respect to which the
     Company has failed to make a sufficient Gross-Up Payment.   An
     Overpayment shall be deemed to have occurred upon a "Final Determination" (as hereinafter defined) that the Excise Tax shall not be imposed upon a Payment or Payments with respect to which the Executive had previously received a Gross-Up Payment. A Final Determination shall be deemed to have occurred when the Executive has received from the applicable governmental taxing authority a refund of taxes or other reduction in his tax liability by reason of the Overpayment and upon either (i) the date a determination is made by, or an agreement is entered into with, the applicable governmental taxing authority which finally and conclusively binds the Executive and such taxing authority, or in the event that a claim is brought before a court of competent jurisdiction, the date upon which a final determination has been made by such court and either all appeals have been taken and finally resolved or the time for all appeals has expired or (ii) the expiration of the statute of limitations with respect to the Executive's applicable tax return. If an Underpayment occurs, the Executive shall promptly notify the Company and the Company shall pay to the Executive at least five (5) business days prior to the date on which the applicable governmental taxing authority has requested payment, an additional Gross-Up Payment equal to the amount of the Underpayment plus any interest and penalties imposed on the Underpayment. If an Overpayment occurs, the amount of the Overpayment shall be treated as a loan by the Company to the Executive and the Executive shall, within ten
     (10) business days of the occurrence of such Overpayment, pay to the Company the amount of the Overpayment plus interest at an annual rate equal to the rate provided for in Section 1274(b)(2)(B) of the Code from the date the Gross-Up Payment (to which the Overpayment relates) was paid to the Executive.

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          (d)  If no Gross-Up Payment is made because reducing the
     Payments to the Executive under Section 6(a)(i)(B) of this Agreement by $50,000 or less would avoid the application of the Excise Tax, then the amount paid to the Executive under Section 6(a)(i)(B) of this Agreement shall be reduced by the amount necessary to avoid the Excise Tax; provided, however, the reduction will only be made if doing so would result in the Executive retaining more after-tax than if the reduction were not made."

     2. In General. Except as amended hereby, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.


                         MARSHALL & ILSLEY CORPORATION

                         By:
                              /s/ James B. Wigdale
                              --------------------------------
                              James B. Wigdale, Chairman


ATTEST:

/s/ Mark F. Furlong
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Mark F. Furlong, Secretary


                         EXECUTIVE:

                              /s/ Executive
                              --------------------------------
                              Executive

                              Address:

                              --------------------------------

                              --------------------------------

COC Amendment.doc